Exhibit 99.1

NEWS RELEASE
Investor Contact:
Robb Timme, Senior Vice President, Director of Investor Relations
920-491-7059
Media Contact:
Jennifer Kaminski, Vice President, Public Relations Senior Manager
920-491-7576

Associated Banc-Corp Reports Full Year 2019 Earnings of $1.91 Per Common Share,
or $1.97 Per Common Share Excluding $12 million in Acquisition and Restructuring Related Costs1

GREEN BAY, Wis. -- January 23, 2020 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $312 million, or $1.91 per common share for the year ended December 31, 2019. These amounts compare to net income available to common equity of $323 million, or $1.89 per common share for the year ended December 31, 2018. The Company reported earnings of $0.43 per common share for the quarter ended December 31, 2019, compared to $0.51 per common share for the quarter ended December 31, 2018.
“In 2019, we significantly repositioned the balance sheet as we faced an interest rate environment that was meaningfully different than the one we anticipated at the beginning of the year. We increased our mix of low-cost core deposits, decreased our reliance on higher-cost funding, and sold lower-yielding securities. These actions helped us defend our net interest margin," said President and CEO Philip B. Flynn. "Additionally, we focused our efforts on controlling costs and were able to reduce noninterest expense from the previous year. We are optimistic that the changes we made in 2019 will continue to benefit Associated in 2020 and beyond."
2019 SUMMARY (all comparisons to the previous year)

•	Average loans of $23.1 billion were up 2%, or $0.4 billion

•	Average deposits of $24.7 billion were up 3%, or $0.7 billion

•	Net interest income of $836 million decreased $44 million, or 5%

•	Net interest margin of 2.86% declined 11 basis points from 2.97%

•	Provision for credit losses of $16 million compared to zero

•	Noninterest income of $381 million increased 7%, or $25 million

•	Noninterest expense of $794 million was down 3%, or $28 million

•	Income before income taxes of $407 million decreased 2%, or $7 million

•	During the year, the Company repurchased over 8 million shares, or $177 million, of common stock

•	Total dividends paid per common share were $0.69, up 11%

•	Tangible book value per share of $15.28, up 10%

•	Return on average common equity Tier 1 of 12.6% decreased 0.6%

1This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations and enhance comparability of results with prior periods. See page 10 of the attached tables for a reconciliation of GAAP financial measures to non-GAAP financial measures which exclude acquisition and restructuring related costs.

2019 FULL YEAR and FOURTH QUARTER FINANCIAL RESULTS

Loans
Full year 2019 average loans of $23.1 billion were up 2%, or $405 million from 2018, driven by commercial and business lending. With respect to full year 2019 average balances by loan category compared to 2018:

•	Commercial and business lending increased $682 million, or 9%, to $8.4 billion, primarily due to solid growth in general commercial and power & utilities lending.

•	Consumer lending was essentially flat at $9.5 billion and included the sale of approximately $240 million of prepayment sensitive mortgages in the third quarter of 2019.

•	Commercial real estate lending decreased $283 million, or 5%, to $5.2 billion, reflecting elevated paydown activity in late 2018 and the first quarter of 2019.

Fourth quarter 2019 average loans of $22.8 billion were down $21 million from the year ago quarter and declined $469 million from the third quarter.
With respect to fourth quarter 2019 average balances by loan category:

•
Commercial and business lending increased $189 million from the year ago quarter but decreased $294 million from the third quarter to $8.2 billion. Power & utilities and mortgage warehouse drove the increase from the year ago quarter while the decrease from the third quarter was due to lower general commercial and REIT lending.

•
Consumer lending decreased $195 million from the year ago quarter and was down $213 million from the third quarter to $9.4 billion. The decreases resulted from the sale of $240 million of prepayment sensitive residential mortgages late in the third quarter of 2019.

•
Commercial real estate lending decreased $15 million from the year ago quarter to $5.2 billion. However, CRE increased $38 million from the third quarter as strong production continued to outpace paydown activity.

For 2020, the Company expects to achieve 2% to 4% average loan growth.

Investments
Full year 2019 average investment securities of $6.2 billion were reduced $718 million, or 10% from 2018.

Fourth quarter 2019 average investment securities of $5.6 billion were decreased by $1.3 billion, or 19% from the year ago quarter, and decreased by $397 million from the third quarter as the Company continued to use its investment portfolio as a source of funds during the fourth quarter, further repositioning its balance sheet for a declining rate environment.

•	Taxable securities decreased $1.5 billion from the year ago quarter and decreased $408 million from the third quarter as lower yielding, primarily mortgage backed securities were sold.

•
Tax-exempt securities increased $188 million from the year ago quarter and increased $11 million from the third quarter as the Company shifted its investment portfolio mix toward longer duration higher-yielding municipal securities.

For 2020, the Company expects the ratio of investments to total assets to remain above 17%.

Deposits
Full year 2019 average deposits of $24.7 billion increased 3%, or $664 million from 2018, driven by the Huntington branch acquisition.

With respect to full year 2019 average balances by deposit category as compared to 2018:

•	Savings increased $561 million, or 30% to $2.4 billion.

•	Interest-bearing demand deposits increased $313 million, or 7% to $5.1 billion.

•	Time deposits increased $298 million, or 11% to $3.1 billion.

•	Noninterest-bearing demand deposits decreased $18 million to $5.2 billion.

•	Network transaction deposits decreased $235 million, or 11% to $1.9 billion.

•	Money market deposits decreased $255 million, or 4% to $7.0 billion.

Fourth quarter 2019 average deposits of $24.1 billion were down $127 million, or 1% from the year ago quarter and were down $1.1 billion compared to the third quarter. The decrease from the third quarter reflects the Company's balance sheet repositioning strategy of selling lower-yielding securities and reducing certain higher-cost, non-core customer funding from interest-bearing deposits, time deposits, network transaction deposits and money market accounts.
With respect to fourth quarter 2019 average balances by deposit category:

•	Savings increased $719 million from the year ago quarter and increased $96 million from the third quarter to $2.7 billion.

•	Noninterest-bearing demand deposits increased $104 million from the year ago quarter and increased $146 million from the third quarter to $5.5 billion.

•	Interest-bearing demand deposits increased $301 million from the year ago quarter but decreased $315 million from the third quarter to $5.1 billion.

•	Time deposits decreased $314 million from the year ago quarter and decreased $361 million from the third quarter to $2.7 billion.

•	Network transaction deposits decreased $442 million from the year ago quarter and decreased $326 million from the third quarter to $1.4 billion.

•	Money market deposits decreased $495 million from the year ago quarter and decreased $339 million from the third quarter to $6.6 billion.

Net Interest Income and Net Interest Margin
Full year 2019 net interest income of $836 million was down 5%, or $44 million from 2018. Net interest margin of 2.86% was down 11 basis points from the prior year. The decreases in net interest income and margin were driven by decreases in LIBOR rates, which impact the Company's commercial loan yield, outpacing reductions in funding costs.

•	The average yield on total commercial loans decreased one basis point from the prior year to 4.72%.

•	The average cost of interest-bearing liabilities increased 27 basis points from the prior year to 1.43%.

•	The net free funds benefit, the net margin increase from noninterest-bearing deposits, increased five basis points from the prior year.

Fourth quarter 2019 net interest income of $200 million was down 11%, or $24 million, and the net interest margin decreased 19 basis points to 2.83% from the year ago quarter. Fourth quarter 2019 net interest income decreased 3%, or $6 million, but the net interest margin increased two basis points from the prior quarter. The lower net interest income from the prior quarter was driven by lower earning asset balances as the Company repositioned its balance sheet for a lower rate environment. The increase in net interest margin reflects the Company's successful efforts to reduce funding costs over the last several quarters.

•	The average yield on total earning assets for the fourth quarter of 2019 decreased 33 basis points to 3.78% from the year ago quarter and decreased 16 basis points from the prior quarter.

•	The average cost of total interest-bearing liabilities for the fourth quarter of 2019 decreased 16 basis points to 1.23% from the year ago quarter and decreased 21 basis points from the prior quarter.

•	The net free funds benefit decreased two basis points in the fourth quarter of 2019 compared to the year ago quarter and decreased three basis points from the prior quarter.

The Company expects 2020 net interest margin to be between 2.80% and 2.85%, assuming a stable interest rate environment.

Noninterest Income
Full year 2019 noninterest income of $381 million increased $25 million from the prior year.

•	Net mortgage banking income increased $12 million from the prior year, driven by higher refinance activity in 2019.

•	Gains on sales of investment securities increased $8 million from the prior year, reflecting our balance sheet deleveraging strategy

Fourth quarter 2019 total noninterest income of $93 million increased $9 million from the year ago quarter but decreased $8 million from the prior quarter.
With respect to fourth quarter 2019 noninterest income line items:

•
Net mortgage banking income was up $3 million from the year ago quarter but was down $4 million from the previous quarter. Mortgage banking income was elevated in the third quarter due to increased gain on sale of mortgages including the sale of approximately $240 million of loans from our portfolio.

•	Capital markets income was up $3 million from both the year ago quarter and the previous quarter driven by higher swap income and favorable credit valuation adjustments in the fourth quarter of 2019.

•	Asset gains were up $3 million from the year ago quarter and were essentially flat compared to the previous quarter.

•
Gains on sales of investment securities were essentially flat compared to the year ago quarter but were down $4 million from the third quarter when we sold securities as part of our deleveraging strategy.

The Company expects to earn between $375 million and $385 million of noninterest income in 2020, excluding investment securities gains and losses.

Noninterest Expense
Full year 2019 noninterest expense of $794 million decreased 3%, or $28 million from the prior year. Included in noninterest expense figures are acquisition and restructuring related costs of $12 million in 2019 and $31 million in 2018.
With respect to full year 2019 noninterest expense line items:

•	Personnel costs increased $4 million from the prior year.

•	Technology expense increased $10 million from the prior year, driven by investments in solutions to enhance operational efficiency and the customer experience.

•	FDIC assessment decreased $14 million from 2018 with the removal of the FDIC surcharge.

Fourth quarter 2019 total noninterest expense of $204 million increased 5%, or $10 million from the year ago quarter and increased $3 million from the prior quarter.
With respect to fourth quarter 2019 noninterest expense line items:

•	Personnel expense increased $4 million from the year ago quarter but decreased $3 million from the prior quarter.

•	Technology expense increased $5 million from the year ago quarter and increased $2 million from the prior quarter.

•	Occupancy expense increased $3 million from the year ago quarter and increased $2 million from the prior quarter.

•	The Company's FDIC assessment decreased $2 million from the year ago quarter with the removal of the FDIC surcharge and was unchanged from the prior quarter.

The Company expects its 2020 noninterest expense will be between $790 million and $795 million, including acquisition related costs in connection with the First Staunton transaction.

Taxes
Full year 2019 effective tax rate was 20% compared to 19% in 2018. The fourth quarter 2019 effective tax rate was 19% compared to 22% in the year ago quarter and 20% in the prior quarter.

The Company expects its 2020 effective tax rate will be in the range of 19%-21%.

Credit
Full year 2019 provision for credit losses was $16 million, up from zero in the prior year.

The fourth quarter 2019 provision for credit losses was zero, down from $1 million in the year ago quarter and down from $2 million in the prior quarter.
With respect to fourth quarter 2019 credit quality:

•	Potential problem loans of $157 million were down $93 million, or 37%, from the year ago quarter but up $24 million, or 18%, from the prior quarter.

•
Nonaccrual loans of $118 million were down $10 million from the year ago quarter and down $11 million from the prior quarter. The nonaccrual loans to total loans ratio was 0.52% in the fourth quarter, down from 0.56% in the year ago quarter and 0.57% in the prior quarter.

•	Net charge offs of $14 million were up $14 million from the year ago quarter but down $6 million from the prior quarter as de-risking of the oil & gas portfolio nears completion.

•
The allowance for loan losses of $201 million was down $37 million from the year ago quarter and down $13 million from the prior quarter. The allowance for loan losses to total loans ratio was 0.88% in the third quarter, down from 1.04% in the year ago quarter, and 0.94% in the prior quarter.

As a result of implementing Current Expected Credit Loss accounting standards, the Company expects to incur an after-tax charge of $70 million to $80 million which will decrease the opening equity balance as of January 1, 2020.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 10.2% at December 31, 2019. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

During 2019, the Company repurchased over eight million shares, or $177 million, of common stock at an average price of $21.62 per share. This included fourth quarter repurchases of over two million shares, or $48 million, of common stock at an average price of $21.22 per share.

FOURTH QUARTER 2019 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, January 23, 2020. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp fourth quarter 2019 earnings call. The fourth quarter 2019 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.
ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $32 billion and is one of the top 50 publicly traded U.S. bank holding companies. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 240 banking locations serving more than 120 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook,” or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES
This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
($ in thousands)	Dec 31, 2019	Sep 30, 2019	Seql Qtr $ Change	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Comp Qtr $ Change
Assets
Cash and due from banks	$373,380	$523,435	$(150,055)	$382,985	$334,095	$507,187	$(133,807)
Interest-bearing deposits in other financial institutions	207,624	236,010	(28,386)	172,708	270,843	221,226	(13,602)
Federal funds sold and securities purchased under agreements to resell	7,740	100	7,640	1,385	41,405	148,285	(140,545)
Investment securities held to maturity, at amortized cost	2,205,083	2,200,419	4,664	2,806,064	2,846,689	2,740,511	(535,428)
Investment securities available for sale, at fair value	3,262,586	3,436,289	(173,703)	3,283,456	3,829,388	3,946,941	(684,355)
Equity securities	15,090	15,096	(6)	15,066	1,609	1,568	13,522
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	227,347	207,443	19,904	202,758	216,940	250,534	(23,187)
Residential loans held for sale	136,280	137,655	(1,375)	129,303	81,392	64,321	71,959
Commercial loans held for sale	15,000	11,597	3,403	11,000	15,467	14,943	57
Loans	22,821,440	22,754,710	66,730	23,249,967	23,148,359	22,940,429	(118,989)
Allowance for loan losses	(201,371)	(214,425)	13,054	(233,659)	(235,081)	(238,023)	36,652
Loans, net	22,620,068	22,540,285	79,783	23,016,308	22,913,278	22,702,406	(82,338)
Bank and corporate owned life insurance	671,948	670,739	1,209	668,638	665,976	663,203	8,745
Investment in unconsolidated subsidiaries	279,969	256,220	23,749	222,812	194,670	161,181	118,788
Premises and equipment	435,284	436,268	(984)	432,058	411,040	363,225	72,059
Goodwill	1,176,230	1,176,230	—	1,176,019	1,168,944	1,169,023	7,207
Mortgage servicing rights, net	67,306	68,168	(862)	66,175	66,626	68,193	(887)
Other intangible assets, net	88,301	91,089	(2,788)	93,915	73,610	75,836	12,465
Other assets	597,242	589,420	7,822	566,216	549,356	516,538	80,704
Total assets	$32,386,478	$32,596,460	$(209,982)	$33,246,869	$33,681,329	$33,615,122	$(1,228,644)
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$5,450,709	$5,503,223	$(52,514)	$5,354,987	$5,334,154	$5,698,530	$(247,821)
Interest-bearing deposits	18,328,355	18,919,339	(590,984)	19,919,235	20,198,903	19,198,863	(870,508)
Total deposits	23,779,064	24,422,562	(643,498)	25,274,222	25,533,057	24,897,393	(1,118,329)
Federal funds purchased and securities sold under agreements to repurchase	433,097	78,028	355,069	83,195	127,098	111,651	321,446
Commercial paper	32,016	30,416	1,600	28,787	32,019	45,423	(13,407)
FHLB advances	3,180,967	2,877,727	303,240	2,742,941	2,944,769	3,574,371	(393,404)
Other long-term funding	549,343	796,799	(247,456)	796,403	796,007	795,611	(246,268)
Accrued expenses and other liabilities	489,868	470,073	19,795	421,526	412,510	409,787	80,081
Total liabilities	28,464,355	28,675,605	(211,250)	29,347,075	29,845,459	29,834,235	(1,369,880)
Stockholders’ equity
Preferred equity	256,716	256,716	—	256,716	256,716	256,716	—
Common equity	3,665,407	3,664,139	1,269	3,643,077	3,579,153	3,524,171	141,236
Total stockholders’ equity	3,922,124	3,920,855	1,269	3,899,794	3,835,870	3,780,888	141,236
Total liabilities and stockholders’ equity	$32,386,478	$32,596,460	$(209,982)	$33,246,869	$33,681,329	$33,615,122	$(1,228,644)
Numbers may not sum due to rounding.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)
($ in thousands, except per share data)			Comp Qtr		YTD	YTD	Comp YTD
	4Q19	4Q18	$ Change	% Change	Dec 2019	Dec 2018	$ Change	% Change
Interest income
Interest and fees on loans	$229,883	$260,661	$(30,778)	(12)%	$998,099	$976,990	$21,109	2%
Interest and dividends on investment securities
Taxable	21,056	29,119	(8,063)	(28)%	100,304	119,741	(19,437)	(16)%
Tax-exempt	14,615	12,899	1,716	13%	57,565	44,782	12,783	29%
Other interest	3,556	3,257	299	9%	16,643	12,623	4,020	32%
Total interest income	269,110	305,936	(36,826)	(12)%	1,172,610	1,154,137	18,473	2%
Interest expense
Interest on deposits	45,877	54,159	(8,282)	(15)%	237,286	176,118	61,168	35%
Interest on federal funds purchased and securities sold under agreements to repurchase	521	442	79	18%	1,579	2,006	(427)	(21)%
Interest on other short-term funding	28	36	(8)	(22)%	149	186	(37)	(20)%
Interest on FHLB advances	16,623	19,948	(3,325)	(17)%	69,816	73,668	(3,852)	(5)%
Interest on long-term funding	5,918	7,396	(1,478)	(20)%	28,106	22,579	5,527	24%
Total interest expense	68,967	81,980	(13,013)	(16)%	336,936	274,557	62,379	23%
Net interest income	200,142	223,955	(23,813)	(11)%	835,674	879,580	(43,906)	(5)%
Provision for credit losses	—	1,000	(1,000)	(100)%	16,000	—	16,000	N/M
Net interest income after provision for credit losses	200,142	222,955	(22,813)	(10)%	819,674	879,580	(59,906)	(7)%
Noninterest income
Insurance commissions and fees	19,701	21,232	(1,531)	(7)%	89,104	89,511	(407)	—%
Wealth management fees(a)	21,582	20,364	1,218	6%	83,467	82,562	905	1%
Service charges and deposit account fees	16,032	16,361	(329)	(2)%	63,135	66,075	(2,940)	(4)%
Card-based fees	9,906	10,316	(410)	(4)%	39,755	39,656	99	—%
Other fee-based revenue	4,696	5,260	(564)	(11)%	18,942	17,818	1,124	6%
Capital markets, net	7,647	4,931	2,716	55%	19,862	20,120	(258)	(1)%
Mortgage banking, net	6,760	3,271	3,489	107%	31,878	19,911	11,967	60%
Bank and corporate owned life insurance	3,364	3,247	117	4%	14,845	13,951	894	6%
Asset gains (losses), net(b)	398	(2,456)	2,854	N/M	2,713	(1,103)	3,816	N/M
Investment securities gains (losses), net	26	—	26	N/M	5,957	(1,985)	7,942	N/M
Other	2,822	1,522	1,300	85%	11,165	9,051	2,114	23%
Total noninterest income	92,934	84,046	8,888	11%	380,824	355,568	25,256	7%
Noninterest expense
Personnel	120,614	116,535	4,079	4%	487,063	482,676	4,387	1%
Technology	22,731	17,944	4,787	27%	82,429	72,674	9,755	13%
Occupancy	16,933	14,174	2,759	19%	62,399	59,121	3,278	6%
Business development and advertising	8,316	8,950	(634)	(7)%	29,600	30,923	(1,323)	(4)%
Equipment	5,970	5,897	73	1%	23,550	23,243	307	1%
Legal and professional	5,559	5,888	(329)	(6)%	19,901	23,061	(3,160)	(14)%
Loan and foreclosure costs	3,262	1,566	1,696	108%	8,861	7,410	1,451	20%
FDIC assessment	4,000	5,750	(1,750)	(30)%	16,250	30,000	(13,750)	(46)%
Other intangible amortization	2,712	2,233	479	21%	9,948	8,159	1,789	22%
Acquisition related costs(c)	1,325	(981)	2,306	N/M	7,320	29,002	(21,682)	(75)%
Other	12,187	15,207	(3,020)	(20)%	46,666	55,530	(8,864)	(16)%
Total noninterest expense	203,609	193,163	10,446	5%	793,988	821,799	(27,811)	(3)%
Income before income taxes	89,467	113,839	(24,372)	(21)%	406,509	413,349	(6,840)	(2)%
Income tax expense	17,364	24,854	(7,490)	(30)%	79,720	79,786	(66)	—%
Net income	72,103	88,985	(16,882)	(19)%	326,790	333,562	(6,772)	(2)%
Preferred stock dividends	3,801	3,707	94	3%	15,202	10,784	4,418	41%
Net income available to common equity	$68,303	$85,278	$(16,975)	(20)%	$311,587	$322,779	$(11,192)	(3)%
Earnings per common share
Basic	$0.43	$0.52	$(0.09)	(17)%	$1.93	$1.92	$0.01	1%
Diluted	$0.43	$0.51	$(0.08)	(16)%	$1.91	$1.89	$0.02	1%
Average common shares outstanding
Basic	156,994	164,662	(7,668)	(5)%	160,534	167,345	(6,811)	(4)%
Diluted	158,472	166,394	(7,922)	(5)%	161,932	169,732	(7,800)	(5)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes trust, asset management, brokerage, and annuity fees.

(b)	YTD Dec 2019 includes less than $1 million of Huntington related asset losses; YTD Dec 2018 includes approximately $2 million of Bank Mutual acquisition related asset losses net of asset gains.

(c)	Includes Bank Mutual, Huntington branch, and First Staunton acquisition related costs only.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
($ in thousands, except per share data)			Seql Qtr					Comp Qtr
	4Q19	3Q19	$ Change	% Change	2Q19	1Q19	4Q18	$ Change	% Change
Interest income
Interest and fees on loans	$229,883	$248,579	$(18,696)	(8)%	$260,784	$258,853	$260,661	$(30,778)	(12)%
Interest and dividends on investment securities
Taxable	21,056	23,485	(2,429)	(10)%	26,710	29,053	29,119	(8,063)	(28)%
Tax-exempt	14,615	14,491	124	1%	14,643	13,816	12,899	1,716	13%
Other interest	3,556	4,865	(1,309)	(27)%	3,995	4,226	3,257	299	9%
Total interest income	269,110	291,420	(22,310)	(8)%	306,133	305,948	305,936	(36,826)	(12)%
Interest expense
Interest on deposits	45,877	61,585	(15,708)	(26)%	67,050	62,773	54,159	(8,282)	(15)%
Interest on federal funds purchased and securities sold under agreements to repurchase	521	145	376	N/M	286	627	442	79	18%
Interest on other short-term funding	28	33	(5)	(15)%	37	51	36	(8)	(22)%
Interest on FHLB advances	16,623	15,896	727	5%	17,744	19,554	19,948	(3,325)	(17)%
Interest on long-term funding	5,918	7,396	(1,478)	(20)%	7,396	7,396	7,396	(1,478)	(20)%
Total interest expense	68,967	85,054	(16,087)	(19)%	92,513	90,401	81,980	(13,013)	(16)%
Net interest income	200,142	206,365	(6,223)	(3)%	213,619	215,547	223,955	(23,813)	(11)%
Provision for credit losses	—	2,000	(2,000)	(100)%	8,000	6,000	1,000	(1,000)	(100)%
Net interest income after provision for credit losses	200,142	204,365	(4,223)	(2)%	205,619	209,547	222,955	(22,813)	(10)%
Noninterest income
Insurance commissions and fees	19,701	20,954	(1,253)	(6)%	22,985	25,464	21,232	(1,531)	(7)%
Wealth management fees(a)	21,582	21,015	567	3%	20,691	20,180	20,364	1,218	6%
Service charges and deposit account fees	16,032	16,561	(529)	(3)%	15,426	15,115	16,361	(329)	(2)%
Card-based fees	9,906	10,456	(550)	(5)%	10,131	9,261	10,316	(410)	(4)%
Other fee-based revenue	4,696	5,085	(389)	(8)%	5,178	3,983	5,260	(564)	(11)%
Capital markets, net	7,647	4,300	3,347	78%	4,726	3,189	4,931	2,716	55%
Mortgage banking, net	6,760	10,940	(4,180)	(38)%	9,466	4,712	3,271	3,489	107%
Bank and corporate owned life insurance	3,364	4,337	(973)	(22)%	3,352	3,792	3,247	117	4%
Asset gains (losses), net(b)	398	877	(479)	(55)%	871	567	(2,456)	2,854	N/M
Investment securities gains (losses), net	26	3,788	(3,762)	(99)%	463	1,680	—	26	N/M
Other	2,822	2,537	285	11%	2,547	3,260	1,522	1,300	85%
Total noninterest income	92,934	100,850	(7,916)	(8)%	95,837	91,202	84,046	8,888	11%
Noninterest expense
Personnel	120,614	123,170	(2,556)	(2)%	123,228	120,050	116,535	4,079	4%
Technology	22,731	20,572	2,159	10%	20,114	19,012	17,944	4,787	27%
Occupancy	16,933	15,164	1,769	12%	13,830	16,472	14,174	2,759	19%
Business development and advertising	8,316	7,991	325	4%	6,658	6,636	8,950	(634)	(7)%
Equipment	5,970	6,335	(365)	(6)%	5,577	5,668	5,897	73	1%
Legal and professional	5,559	5,724	(165)	(3)%	4,668	3,951	5,888	(329)	(6)%
Loan and foreclosure costs	3,262	1,638	1,624	99%	1,814	2,146	1,566	1,696	108%
FDIC assessment	4,000	4,000	—	—%	4,500	3,750	5,750	(1,750)	(30)%
Other intangible amortization	2,712	2,686	26	1%	2,324	2,226	2,233	479	21%
Acquisition related costs(c)	1,325	1,629	(304)	(19)%	3,734	632	(981)	2,306	N/M
Other	12,187	12,021	166	1%	11,331	11,128	15,207	(3,020)	(20)%
Total noninterest expense	203,609	200,930	2,679	1%	197,779	191,671	193,163	10,446	5%
Income before income taxes	89,467	104,286	(14,819)	(14)%	103,678	109,078	113,839	(24,372)	(21)%
Income tax expense	17,364	20,947	(3,583)	(17)%	19,017	22,392	24,854	(7,490)	(30)%
Net income	72,103	83,339	(11,236)	(13)%	84,661	86,686	88,985	(16,882)	(19)%
Preferred stock dividends	3,801	3,801	—	—%	3,801	3,801	3,707	94	3%
Net income available to common equity	$68,303	$79,539	$(11,236)	(14)%	$80,860	$82,885	$85,278	$(16,975)	(20)%
Earnings per common share
Basic	$0.43	$0.50	$(0.07)	(14)%	$0.49	$0.50	$0.52	$(0.09)	(17)%
Diluted	$0.43	$0.49	$(0.06)	(12)%	$0.49	$0.50	$0.51	$(0.08)	(16)%
Average common shares outstanding
Basic	156,994	159,126	(2,132)	(1)%	162,180	163,928	164,662	(7,668)	(5)%
Diluted	158,472	160,382	(1,910)	(1)%	163,672	165,433	166,394	(7,922)	(5)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes trust, asset management, brokerage, and annuity fees.

(b)	2Q19 includes less than $1 million of Huntington related asset losses.
(c) Includes Bank Mutual, Huntington branch, and First Staunton acquisition related costs only.

Associated Banc-Corp Selected Quarterly Information
($ in millions except per share data; shares repurchased and outstanding in thousands)	YTD Dec 2019	YTD Dec 2018	4Q19	3Q19	2Q19	1Q19	4Q18
Per common share data
Dividends	$0.69	$0.62	$0.18	$0.17	$0.17	$0.17	$0.17
Market value:
High	23.67	28.85	22.51	21.67	23.15	23.67	26.55
Low	18.64	18.72	18.96	18.64	19.81	19.77	18.72
Close	22.04	19.79	22.04	20.25	21.14	21.35	19.79
Book value	23.32	21.43	23.32	23.00	22.40	21.77	21.43
Tangible book value / share	15.28	13.86	15.28	15.05	14.59	14.21	13.86
Performance ratios (annualized)
Return on average assets	0.99%	1.01%	0.89%	1.00%	1.02%	1.05%	1.07%
Effective tax rate	19.61%	19.30%	19.41%	20.09%	18.34%	20.53%	21.83%
Dividend payout ratio(a)	35.75%	32.29%	41.86%	34.00%	34.69%	34.00%	32.69%
Net interest margin	2.86%	2.97%	2.83%	2.81%	2.88%	2.90%	3.02%
Selected trend information
Average full time equivalent employees(b)	4,702	4,699	4,696	4,782	4,666	4,660	4,659
Branch count			248	248	247	233	236
Assets under management, at market value(c)			$12,104	$11,604	$11,475	$11,192	$10,291
Mortgage loans originated for sale during period	$1,089	$1,092	$265	$365	$297	$163	$245
Mortgage loan settlements during period(d)	$1,317	$1,132	$268	$617	$272	$160	$305
Mortgage portfolio serviced for others			$8,485	$8,688	$8,504	$8,543	$8,601
Mortgage servicing rights, net / mortgage portfolio serviced for others			0.79%	0.78%	0.78%	0.78%	0.79%
Shares repurchased during period	8,211	9,470	2,256	2,892	1,754	1,308	3,764
Shares outstanding, end of period	157,171	164,440	157,171	159,291	162,662	164,418	164,440
Selected quarterly ratios
Loans / deposits			95.97%	93.17%	91.99%	90.66%	92.14%
Stockholders’ equity / assets			12.11%	12.03%	11.73%	11.39%	11.25%
Risk-based capital(e)(f)
Total risk-weighted assets			$24,296	$24,313	$24,466	$24,121	$23,843
Common equity Tier 1			$2,481	$2,482	$2,481	$2,485	$2,450
Common equity Tier 1 capital ratio			10.21%	10.21%	10.14%	10.30%	10.27%
Tier 1 capital ratio			11.26%	11.26%	11.19%	11.36%	11.35%
Total capital ratio			13.21%	13.26%	13.25%	13.48%	13.49%
Tier 1 leverage ratio			8.83%	8.57%	8.49%	8.50%	8.49%
Loans
Recorded investment on loans			$22,753	$22,690	$23,180	$23,078	$22,872
Net unaccreted purchase discount on performing loans(g)			(12)	(14)	(16)	(16)	(18)
Net other deferred costs			80	79	85	86	87
Loans			$22,821	$22,755	$23,250	$23,148	$22,940
Numbers may not sum due to rounding.

(a)	Ratio is based upon basic earnings per common share.

(b)	Average full time equivalent employees without overtime.

(c)	Excludes assets held in brokerage accounts.

(d)	During the third quarter of 2019, the Corporation sold approximately $240 million of portfolio mortgages that resulted in an increase in 3Q19 and YTD Dec 2019 periods.

(e)
The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.

(f)	December 31, 2019 data is estimated.

(g)	Includes loans obtained from the acquisition of Bank Mutual and the Huntington branch acquisition.

Associated Banc-Corp Selected Asset Quality Information
($ in thousands)	Dec 31, 2019	Sep 30, 2019	Seql Qtr % Change	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$214,425	$233,659	(8)%	$235,081	$238,023	$236,250	(9)%
Provision for loan losses	1,000	1,000	—%	12,000	4,500	2,000	(50)%
Charge offs	(16,752)	(26,313)	(36)%	(15,761)	(15,486)	(6,151)	172%
Recoveries	2,699	6,079	(56)%	2,339	8,044	5,923	(54)%
Net charge offs	(14,054)	(20,234)	(31)%	(13,421)	(7,442)	(228)	N/M
Balance at end of period	$201,371	$214,425	(6)%	$233,659	$235,081	$238,023	(15)%
Allowance for unfunded commitments
Balance at beginning of period	$22,907	$21,907	5%	$25,836	$24,336	$25,336	(10)%
Provision for unfunded commitments	(1,000)	1,000	N/M	(4,000)	1,500	(1,000)	—%
Amount recorded at acquisition	—	—	N/M	70	—	—	N/M
Balance at end of period	$21,907	$22,907	(4)%	$21,907	$25,836	$24,336	(10)%
Allowance for credit losses	$223,278	$237,331	(6)%	$255,566	$260,917	$262,359	(15)%
Provision for credit losses	$—	$2,000	(100)%	$8,000	$6,000	$1,000	(100)%
($ in thousands)	Dec 31, 2019	Sep 30, 2019	Seql Qtr % Change	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Comp Qtr % Change
Net (charge offs) recoveries
Commercial and industrial	$(11,917)	$(19,918)	(40)%	$(12,177)	$(7,428)	$2,974	N/M
Commercial real estate—owner occupied	—	1,483	(100)%	(104)	1,193	282	(100)%
Commercial and business lending	(11,917)	(18,435)	(35)%	(12,281)	(6,235)	3,256	N/M
Commercial real estate—investor	—	(3)	(100)%	3	31	(2,107)	(100)%
Real estate construction	72	20	N/M	151	—	106	(32)%
Commercial real estate lending	72	17	N/M	153	31	(2,001)	N/M
Total commercial	(11,845)	(18,418)	(36)%	(12,127)	(6,203)	1,255	N/M
Residential mortgage	(1,415)	(393)	N/M	(365)	(457)	(94)	N/M
Home equity	480	(275)	N/M	239	309	(270)	N/M
Other consumer	(1,274)	(1,148)	11%	(1,169)	(1,090)	(1,118)	14%
Total consumer	(2,208)	(1,816)	22%	(1,294)	(1,239)	(1,482)	49%
Total net (charge offs) recoveries	$(14,054)	$(20,234)	(31)%	$(13,421)	$(7,442)	$(228)	N/M

(In basis points)	Dec 31, 2019	Sep 30, 2019		Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Net charge offs to average loans (annualized)
Commercial and industrial	(65)	(104)		(64)	(40)	16
Commercial real estate—owner occupied	—	63		(4)	53	13
Commercial and business lending	(58)	(86)		(57)	(30)	16
Commercial real estate—investor	—	—		—	—	(22)
Real estate construction	2	1		5	—	3
Commercial real estate lending	1	—		1	—	(15)
Total commercial	(35)	(53)		(35)	(19)	4
Residential mortgage	(7)	(2)		(2)	(2)	—
Home equity	22	(12)		11	14	(12)
Other consumer	(145)	(129)		(132)	(123)	(121)
Total consumer	(9)	(8)		(5)	(5)	(6)
Total net charge offs	(24)	(35)		(23)	(13)	—

($ in thousands)	Dec 31, 2019	Sep 30, 2019	Seql Qtr % Change	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Comp Qtr % Change
Credit Quality
Nonaccrual loans	$118,380	$128,939	(8)%	$166,707	$155,556	$127,901	(7)%
Other real estate owned (OREO)	21,101	19,625	8%	18,355	12,286	11,984	76%
Other nonperforming assets	6,004	6,004	—%	—	—	—	N/M
Total nonperforming assets	$145,485	$154,568	(6)%	$185,062	$167,843	$139,885	4%

Loans 90 or more days past due and still accruing	$2,259	$1,986	14%	$2,088	$2,218	$2,165	4%
Allowance for loan losses to loans	0.88%	0.94%		1.00%	1.02%	1.04%
Net unaccreted purchase discount to net purchased loans	1.21%	1.33%		1.35%	1.41%	1.44%
Allowance for loan losses to nonaccrual loans	170.10%	166.30%		140.16%	151.12%	186.10%
Nonaccrual loans to total loans	0.52%	0.57%		0.72%	0.67%	0.56%
Nonperforming assets to total loans plus OREO	0.64%	0.68%		0.80%	0.72%	0.61%
Nonperforming assets to total assets	0.45%	0.47%		0.56%	0.50%	0.42%
Year-to-date net charge offs to average loans (annualized)	0.24%	0.24%		0.18%	0.13%	0.13%

Associated Banc-Corp Selected Asset Quality Information (continued)
(In thousands)	Dec 31, 2019	Sep 30, 2019	Seql Qtr % Change	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$46,312	$56,536	(18)%	$84,151	$73,379	$41,021	13%
Commercial real estate—owner occupied	67	68	(1)%	571	890	3,957	(98)%
Commercial and business lending	46,380	56,604	(18)%	84,722	74,269	44,978	3%
Commercial real estate—investor	4,409	4,800	(8)%	1,485	776	1,952	126%
Real estate construction	493	542	(9)%	427	739	979	(50)%
Commercial real estate lending	4,902	5,342	(8)%	1,912	1,516	2,931	67%
Total commercial	51,282	61,946	(17)%	86,634	75,784	47,909	7%
Residential mortgage	57,844	57,056	1%	68,166	67,323	67,574	(14)%
Home equity	9,104	9,828	(7)%	11,835	12,300	12,339	(26)%
Other consumer	152	109	39%	72	149	79	92%
Total consumer	67,099	66,993	—%	80,073	79,772	79,992	(16)%
Total nonaccrual loans	$118,380	$128,939	(8)%	$166,707	$155,556	$127,901	(7)%

	Dec 31, 2019	Sep 30, 2019	Seql Qtr % Change	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Comp Qtr % Change
Restructured loans (accruing)
Commercial and industrial	$16,678	$15,398	8%	$16,850	$15,443	$25,478	(35)%
Commercial real estate—owner occupied	1,676	1,912	(12)%	1,970	2,026	2,080	(19)%
Commercial and business lending	18,353	17,311	6%	18,820	17,469	27,558	(33)%
Commercial real estate—investor	293	304	(4)%	315	1,700	799	(63)%
Real estate construction	298	227	31%	232	311	311	(4)%
Commercial real estate lending	591	531	11%	547	2,011	1,110	(47)%
Total commercial	18,944	17,842	6%	19,367	19,480	28,668	(34)%
Residential mortgage	3,955	3,228	23%	17,645	18,226	16,036	(75)%
Home equity	1,896	2,017	(6)%	7,247	7,688	7,385	(74)%
Other consumer	1,246	1,243	—%	1,222	1,154	1,174	6%
Total consumer	7,097	6,487	9%	26,114	27,068	24,595	(71)%
Total restructured loans (accruing)	$26,041	$24,329	7%	$45,481	$46,548	$53,263	(51)%
Nonaccrual restructured loans (included in nonaccrual loans)	$22,494	$16,293	38%	$24,332	$24,172	$26,292	(14)%
	Dec 31, 2019	Sep 30, 2019	Seql Qtr % Change	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Comp Qtr % Change
Accruing Loans 30-89 Days Past Due
Commercial and industrial	$821	$426	93%	$4,909	$3,295	$525	56%
Commercial real estate—owner occupied	1,369	2,646	(48)%	2,018	6,066	2,699	(49)%
Commercial and business lending	2,190	3,073	(29)%	6,926	9,361	3,224	(32)%
Commercial real estate—investor	1,812	636	185%	1,382	1,090	3,767	(52)%
Real estate construction	97	595	(84)%	151	6,773	330	(71)%
Commercial real estate lending	1,909	1,232	55%	1,532	7,863	4,097	(53)%
Total commercial	4,099	4,304	(5)%	8,459	17,224	7,321	(44)%
Residential mortgage	9,274	8,063	15%	9,756	13,274	9,706	(4)%
Home equity	5,647	4,798	18%	5,827	6,363	6,049	(7)%
Other consumer	2,083	2,203	(5)%	1,838	2,364	2,269	(8)%
Total consumer	17,005	15,063	13%	17,422	22,001	18,024	(6)%
Total accruing loans 30-89 days past due	$21,104	$19,367	9%	$25,881	$39,225	$25,345	(17)%

	Dec 31, 2019	Sep 30, 2019	Seql Qtr % Change	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Comp Qtr % Change
Potential Problem Loans
Commercial and industrial	$106,308	$59,427	79%	$58,658	$111,772	$116,578	(9)%
Commercial real estate—owner occupied	19,889	22,624	(12)%	24,237	48,929	55,964	(64)%
Commercial and business lending	126,197	82,051	54%	82,895	160,701	172,542	(27)%
Commercial real estate—investor	29,449	49,353	(40)%	77,766	70,613	67,481	(56)%
Real estate construction	—	544	(100)%	3,166	4,600	3,834	(100)%
Commercial real estate lending	29,449	49,897	(41)%	80,932	75,213	71,315	(59)%
Total commercial	155,646	131,948	18%	163,828	235,914	243,856	(36)%
Residential mortgage	1,451	1,242	17%	1,983	5,351	5,975	(76)%
Home equity	—	—	N/M	32	91	103	(100)%
Total consumer	1,451	1,242	17%	2,014	5,443	6,078	(76)%
Total potential problem loans	$157,097	$133,189	18%	$165,842	$241,357	$249,935	(37)%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial and business lending	$8,208,076	$85,418	4.13%	$8,502,268	$96,327	4.49%	$8,019,254	$96,539	4.78%
Commercial real estate lending	5,195,025	59,490	4.55%	5,157,031	64,058	4.92%	5,209,743	72,364	5.51%
Total commercial	13,403,101	144,908	4.29%	13,659,299	160,386	4.66%	13,228,997	168,903	5.07%
Residential mortgage	8,167,795	66,805	3.27%	8,337,230	68,656	3.29%	8,314,421	73,158	3.52%
Retail	1,212,438	18,422	6.06%	1,255,540	20,066	6.38%	1,261,307	18,982	6.00%
Total loans	22,783,334	230,135	4.02%	23,252,068	249,108	4.26%	22,804,725	261,043	4.55%
Investment securities
Taxable	3,624,465	21,056	2.32%	4,032,027	23,485	2.33%	5,087,746	29,119	2.29%
Tax-exempt(a)	1,929,374	18,269	3.79%	1,918,661	18,114	3.78%	1,740,964	16,253	3.73%
Other short-term investments	445,869	3,556	3.17%	619,334	4,865	3.12%	383,286	3,257	3.38%
Investments and other	5,999,708	42,881	2.86%	6,570,022	46,464	2.83%	7,211,997	48,629	2.70%
Total earning assets	28,783,042	$273,015	3.78%	29,822,090	$295,572	3.94%	30,016,722	$309,672	4.11%
Other assets, net(d)	3,399,141			3,331,910			3,006,436
Total assets	$32,182,183			$33,154,000			$33,023,158
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$2,714,191	$2,086	0.30%	$2,618,188	$2,164	0.33%	$1,995,160	$696	0.14%
Interest-bearing demand	5,138,116	11,458	0.88%	5,452,674	16,055	1.17%	4,837,223	14,006	1.15%
Money market	6,594,681	13,959	0.84%	6,933,230	18,839	1.08%	7,089,449	16,532	0.93%
Network transaction deposits	1,438,908	6,295	1.74%	1,764,961	10,147	2.28%	1,880,595	10,943	2.31%
Time deposits	2,746,978	12,080	1.74%	3,107,670	14,381	1.84%	3,060,896	11,982	1.55%
Total interest-bearing deposits	18,632,874	45,877	0.98%	19,876,723	61,585	1.23%	18,863,323	54,159	1.14%
Federal funds purchased and securities sold under agreements to repurchase	176,999	521	1.17%	81,285	145	0.71%	134,748	442	1.30%
Commercial paper	27,708	28	0.40%	28,721	33	0.45%	41,528	36	0.35%
FHLB advances	2,909,462	16,623	2.27%	2,716,946	15,896	2.32%	3,654,905	19,948	2.17%
Long-term funding	585,024	5,918	4.05%	796,561	7,396	3.71%	795,379	7,396	3.72%
Total short and long-term funding	3,699,192	23,090	2.48%	3,623,513	23,469	2.58%	4,626,560	27,822	2.39%
Total interest-bearing liabilities	22,332,066	$68,967	1.23%	23,500,235	$85,054	1.44%	23,489,883	$81,980	1.39%
Noninterest-bearing demand deposits	5,470,496			5,324,481			5,366,711
Other liabilities(d)	465,081			425,810			419,805
Stockholders’ equity	3,914,539			3,903,474			3,746,760
Total liabilities and stockholders’ equity	$32,182,183			$33,154,000			$33,023,158
Interest rate spread			2.55%			2.50%			2.72%
Net free funds			0.28%			0.31%			0.30%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$204,048	2.83%		$210,517	2.81%		$227,692	3.02%
Fully tax-equivalent adjustment		3,906			4,152			3,736
Net interest income		$200,142			$206,365			$223,955
Numbers may not sum due to rounding.

(a)	The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.

(b)	Nonaccrual loans and loans held for sale have been included in the average balances.

(c)	Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.
(d) During the third quarter of 2019, the Corporation made a change in accounting policy to offset derivative assets and liabilities and cash collateral with the same counterparty where it has a legally enforceable master netting agreement in place. Adoption of this change was voluntary and has been adopted retrospectively with all prior periods presented herein restated.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year
	Year Ended December 31,
	2019			2018
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial and business lending	$8,426,774	$385,072	4.57%	$7,744,640	$349,266	4.51%
Commercial real estate lending	5,150,464	255,582	4.96%	5,433,361	273,937	5.04%
Total commercial	13,577,238	640,655	4.72%	13,178,001	623,203	4.73%
Residential mortgage	8,311,914	282,134	3.39%	8,289,432	281,814	3.40%
Retail	1,233,646	76,939	6.24%	1,250,863	73,605	5.88%
Total loans	23,122,797	999,727	4.32%	22,718,297	978,622	4.31%
Investment securities
Taxable	4,284,991	100,304	2.34%	5,366,825	119,741	2.23%
Tax-exempt (a)	1,909,474	71,956	3.77%	1,546,096	56,426	3.65%
Other short-term investments	503,566	16,643	3.30%	418,576	12,623	3.02%
Investments and other	6,698,032	188,903	2.82%	7,331,497	188,790	2.58%
Total earning assets	29,820,829	$1,188,630	3.99%	30,049,793	$1,167,412	3.88%
Other assets, net(d)	3,225,775			2,958,066
Total assets	$33,046,604			$33,007,859
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$2,439,872	$7,086	0.29%	$1,878,960	$1,435	0.08%
Interest-bearing demand	5,080,857	56,742	1.12%	4,767,873	44,911	0.94%
Money market	7,005,265	74,467	1.06%	7,260,692	54,573	0.75%
Network transaction deposits	1,860,951	42,523	2.29%	2,095,715	39,251	1.87%
Time deposits	3,129,142	56,468	1.80%	2,831,229	35,948	1.27%
Total interest-bearing deposits	19,516,088	237,286	1.22%	18,834,469	176,118	0.94%
Federal funds purchased and securities sold under agreements to repurchase	137,679	1,579	1.15%	224,967	2,006	0.89%
Commercial paper	32,123	149	0.46%	56,076	186	0.33%
FHLB advances	3,106,279	69,816	2.25%	3,971,797	73,668	1.85%
Long-term funding	742,946	28,106	3.78%	612,513	22,579	3.69%
Total short and long-term funding	4,019,027	99,651	2.48%	4,865,353	98,439	2.02%
Total interest-bearing liabilities	23,535,115	$336,936	1.43%	23,699,823	$274,557	1.16%
Noninterest-bearing demand deposits	5,219,520			5,237,580
Other liabilities(d)	420,100			378,024
Stockholders’ equity	3,871,869			3,692,433
Total liabilities and stockholders’ equity	$33,046,604			$33,007,859
Interest rate spread			2.56%			2.72%
Net free funds			0.30%			0.25%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$851,693	2.86%		$892,855	2.97%
Fully tax-equivalent adjustment		16,020			13,275
Net interest income		$835,674			$879,580
Numbers may not sum due to rounding.

(a)	The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.

(b)	Nonaccrual loans and loans held for sale have been included in the average balances.

(c)	Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.
(d) During the third quarter of 2019, the Corporation made a change in accounting policy to offset derivative assets and liabilities and cash collateral with the same counterparty where it has a legally enforceable master netting agreement in place. Adoption of this change was voluntary and has been adopted retrospectively with all prior periods presented herein restated.

Associated Banc-Corp Loan and Deposit Composition
($ in thousands)
Period end loan composition	Dec 31, 2019	Sep 30, 2019	Seql Qtr % Change	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Comp Qtr % Change
Commercial and industrial	$7,354,594	$7,495,623	(2)%	$7,579,384	$7,587,597	$7,398,044	(1)%
Commercial real estate—owner occupied	911,265	915,524	—%	942,811	932,393	920,443	(1)%
Commercial and business lending	8,265,858	8,411,147	(2)%	8,522,194	8,519,990	8,318,487	(1)%
Commercial real estate—investor	3,794,517	3,803,277	—%	3,779,201	3,809,253	3,751,554	1%
Real estate construction	1,420,900	1,356,508	5%	1,394,815	1,273,782	1,335,031	6%
Commercial real estate lending	5,215,417	5,159,784	1%	5,174,016	5,083,035	5,086,585	3%
Total commercial	13,481,275	13,570,932	(1)%	13,696,210	13,603,025	13,405,072	1%
Residential mortgage	8,136,980	7,954,801	2%	8,277,479	8,323,846	8,277,712	(2)%
Home equity	852,025	879,642	(3)%	916,213	868,886	894,473	(5)%
Other consumer	351,159	349,335	1%	360,065	352,602	363,171	(3)%
Total consumer	9,340,164	9,183,778	2%	9,553,757	9,545,333	9,535,357	(2)%
Total loans	$22,821,440	$22,754,710	—%	$23,249,967	$23,148,359	$22,940,429	(1)%
Purchased credit-impaired loans	$1,552	$1,710	(9)%	$2,145	$4,907	$4,852	(68)%
Period end deposit and customer funding composition	Dec 31, 2019	Sep 30, 2019	Seql Qtr % Change	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Comp Qtr % Change
Noninterest-bearing demand	$5,450,709	$5,503,223	(1)%	$5,354,987	$5,334,154	$5,698,530	(4)%
Savings	2,735,036	2,643,950	3%	2,591,173	2,215,857	2,012,841	36%
Interest-bearing demand	5,329,717	5,434,955	(2)%	6,269,035	5,226,362	5,336,952	—%
Money market	7,640,798	7,930,676	(4)%	7,691,775	9,005,018	9,033,669	(15)%
Brokered CDs	5,964	16,266	(63)%	77,543	387,459	192,234	(97)%
Other time	2,616,839	2,893,493	(10)%	3,289,709	3,364,206	2,623,167	—%
Total deposits	23,779,064	24,422,562	(3)%	25,274,222	25,533,057	24,897,393	(4)%
Customer funding(a)	103,113	108,369	(5)%	104,973	146,027	137,364	(25)%
Total deposits and customer funding	$23,882,177	$24,530,932	(3)%	$25,379,195	$25,679,083	$25,034,757	(5)%
Network transaction deposits(b)	$1,336,286	$1,527,910	(13)%	$1,805,141	$2,204,204	$2,276,296	(41)%
Net deposits and customer funding (Total deposits and customer funding, excluding Brokered CDs and network transaction deposits)	$22,539,927	$22,986,756	(2)%	$23,496,510	$23,087,421	$22,566,227	—%
Quarter average loan composition	Dec 31, 2019	Sep 30, 2019	Seql Qtr % Change	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Comp Qtr % Change
Commercial and industrial	$7,291,592	$7,574,448	(4)%	$7,688,462	$7,459,318	$7,166,092	2%
Commercial real estate—owner occupied	916,484	927,820	(1)%	933,146	916,845	853,162	7%
Commercial and business lending	8,208,076	8,502,268	(3)%	8,621,609	8,376,163	8,019,254	2%
Commercial real estate—investor	3,806,168	3,768,377	1%	3,806,828	3,777,520	3,788,398	—%
Real estate construction	1,388,857	1,388,653	—%	1,324,126	1,340,406	1,421,344	(2)%
Commercial real estate lending	5,195,025	5,157,031	1%	5,130,954	5,117,926	5,209,743	—%
Total commercial	13,403,101	13,659,299	(2)%	13,752,563	13,494,089	13,228,997	1%
Residential mortgage	8,167,795	8,337,230	(2)%	8,378,082	8,366,452	8,314,421	(2)%
Home equity	864,144	901,291	(4)%	869,248	883,735	895,412	(3)%
Other consumer	348,295	354,249	(2)%	354,478	359,238	365,895	(5)%
Total consumer	9,380,233	9,592,770	(2)%	9,601,809	9,609,426	9,575,728	(2)%
Total loans(c)	$22,783,334	$23,252,068	(2)%	$23,354,371	$23,103,514	$22,804,725	—%

Quarter average deposit composition	Dec 31, 2019	Sep 30, 2019	Seql Qtr % Change	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Comp Qtr % Change
Noninterest-bearing demand	$5,470,496	$5,324,481	3%	$5,089,928	$4,982,553	$5,366,711	2%
Savings	2,714,191	2,618,188	4%	2,319,556	2,098,834	1,995,160	36%
Interest-bearing demand	5,138,116	5,452,674	(6)%	4,984,511	4,739,662	4,837,223	6%
Money market	6,594,681	6,933,230	(5)%	7,118,594	7,388,174	7,089,449	(7)%
Network transaction deposits	1,438,908	1,764,961	(18)%	2,024,604	2,225,027	1,880,595	(23)%
Time deposits	2,746,978	3,107,670	(12)%	3,544,317	3,121,960	3,060,896	(10)%
Total deposits	$24,103,371	$25,201,203	(4)%	$25,081,509	$24,556,209	$24,230,034	(1)%
N/M = Not meaningful
Numbers may not sum due to rounding.

(a)	Includes repurchase agreements and commercial paper.

(b)	Included above in interest-bearing demand and money market.

(c)	Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
($ in millions, except per share data)				YTD Dec 2019	YTD Dec 2018	4Q19	3Q19	2Q19	1Q19	4Q18
Tangible common equity reconciliation(a)
Common equity						$3,665	$3,664	$3,643	$3,579	$3,524
Goodwill and other intangible assets, net						(1,265)	(1,267)	(1,270)	(1,243)	(1,245)
Tangible common equity						$2,401	$2,397	$2,373	$2,337	$2,279
Tangible assets reconciliation(a)
Total assets						$32,386	$32,596	$33,247	$33,681	$33,615
Goodwill and other intangible assets, net						(1,265)	(1,267)	(1,270)	(1,243)	(1,245)
Tangible assets						$31,122	$31,329	$31,977	$32,439	$32,370
Average tangible common equity and average common equity tier 1 reconciliation(a)
Common equity				$3,615	$3,505	$3,658	$3,647	$3,596	$3,558	$3,490
Goodwill and other intangible assets, net				(1,257)	(1,209)	(1,266)	(1,269)	(1,247)	(1,244)	(1,246)
Tangible common equity				2,358	2,296	2,392	2,378	2,349	2,314	2,244
Accumulated other comprehensive loss (income)				69	117	37	42	82	116	137
Deferred tax assets (liabilities), net				47	42	48	49	46	45	46
Average common equity Tier 1				$2,474	$2,455	$2,476	$2,469	$2,477	$2,475	$2,427
Selected Trend Information(b)
Insurance commissions and fees				$89	$90	$20	$21	$23	$25	$21
Wealth management fees(c)				83	83	22	21	21	20	20
Service charges and deposit account fees				63	66	16	17	15	15	16
Card-based fees				40	40	10	10	10	9	10
Other fee-based revenue				19	18	5	5	5	4	5
Fee-based revenue				294	296	72	74	74	74	74
Other				86	60	21	27	21	17	11
Total noninterest income				$381	$356	$93	$101	$96	$91	$84
Selected equity and performance ratios(a)(d)
Tangible common equity / tangible assets						7.71%	7.65%	7.42%	7.20%	7.04%
Return on average equity				8.44%	9.03%	7.31%	8.47%	8.81%	9.21%	9.42%
Return on average tangible common equity				13.21%	14.06%	11.33%	13.27%	13.81%	14.52%	15.08%
Return on average common equity Tier 1				12.59%	13.15%	10.94%	12.78%	13.09%	13.58%	13.94%
Efficiency ratio reconciliation(e)
Federal Reserve efficiency ratio				65.38%	66.23%	69.14%	66.55%	62.71%	63.32%	62.39%
Fully tax-equivalent adjustment				(0.85)%	(0.71)%	(0.91)%	(0.90)%	(0.84)%	(0.77)%	(0.75)%
Other intangible amortization				(0.82)%	(0.66)%	(0.93)%	(0.89)%	(0.75)%	(0.73)%	(0.72)%
Fully tax-equivalent efficiency ratio				63.72%	64.87%	67.32%	64.78%	61.13%	61.83%	60.93%
Acquisition related costs adjustment				(0.60)%	(2.42)%	(0.45)%	(0.53)%	(1.21)%	(0.20)%	0.31%
Fully tax-equivalent efficiency ratio, excluding acquisition related costs (adjusted efficiency ratio)				63.12%	62.45%	66.87%	64.25%	59.91%	61.63%	61.24%
Acquisition and Restructuring Related Costs	YTD 2019	YTD 2019 per share data(g)	4Q 2019	4Q 2019 per share data(g)	3Q 2019	3Q 2019 per share data(g)	2Q 2019	2Q 2019 per share data(g)	1Q 2019	1Q 2019 per share data(g)
GAAP earnings	$312	$1.91	$68	$0.43	$80	$0.49	$81	$0.49	$83	$0.50
Acquisition Related Costs
Change of control and severance	1		—		—		1		—
Merger advisors and consultants	1		—		—		—		—
Facilities and other	3		—		1		2		—
Contract terminations and conversion costs	3		1		—		1		—
Total acquisition related costs	$7		$1		$2		$4		$1
Restructuring Related Costs
Severance	$5		$4		$—		$1		$—
Total acquisition and restructuring related costs	$12		$5		$2		$5		$1
Less additional tax expense	$3		$1		$—		$1		$—
Earnings, excluding acquisition and restructuring related costs(f)	$321	$1.97	$72	$0.45	$81	$0.50	$85	$0.51	$84	$0.50
Numbers may not sum due to rounding.

(a)
The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

(b)	These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.

(c)	Includes trust, asset management, brokerage, and annuity fees.

(d)
These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.

(e)
The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. The adjusted efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization and acquisition related costs, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net and acquisition related costs. Management believes the adjusted efficiency ratio, which adjusts net interest income for the tax-favored status of certain loans and investment securities and acquisition related costs, to be a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and excludes acquisition related costs.

(f)
This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share and provide greater understanding of ongoing operations and enhanced comparability of results with prior periods.

(g)	Diluted earnings and per share data presented after-tax.